UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40837	81-5119352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

(720) 316-1225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SOVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on March 12, 2024 of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of August 7, 2023 (the “Merger Agreement”), by and among Sovos Brands, Inc. (the “Company”), Campbell Soup Company (“Campbell”) and Premium Products Merger Sub, Inc., a wholly-owned subsidiary of Campbell (“Merger Sub”).

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (defined below), on March 12, 2024, the Company repaid in full all outstanding amounts under the First Lien Credit Agreement, dated as of June 8, 2021, as amended by that certain Amendment No. 1, dated June 28, 2023, by and among Sovos Brands Intermediate, Inc., Sovos Brands Holdings, Inc., the financial institutions party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and all financing-related documents (the “Credit Agreement”), and terminated the Credit Agreement and all commitments by the lenders to extend further credit thereunder.

A copy of the Credit Agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 27, 2021 (the “2021 S-1”). A copy of that certain Amendment No. 1 to the Credit Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023 (the “2023 10-Q”). The description of the Credit Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to the 2021 S-1 and the copy of the Amendment No. 1 filed as Exhibit 10.1 to the 2023 10-Q.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On March 12, 2024 (the “Closing Date”), Campbell completed its previously announced acquisition of the Company pursuant to the Merger Agreement through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity following the merger as a wholly owned subsidiary of Campbell (the “Merger”).

The Merger became effective at 8:05 a.m. on the Closing Date (the “Effective Time”). As a result of the Merger, at the Effective Time, each issued and outstanding share of the Company’s common stock (“Company Stock”), except for certain shares of Company Stock specified in the Merger Agreement, was cancelled and automatically converted into the right to receive $23.00 per share (the “Merger Consideration”).

Company equity awards outstanding immediately prior to the Effective Time were subject to the following treatment:

•	Each outstanding share of the Company’s restricted stock was converted into the right to receive an amount (subject to applicable withholding, if any) in cash equal to the Merger Consideration; provided, however, that, except as provided in the Merger Agreement, each share of the Company’s restricted stock which vested solely based on the achievement of a performance condition and for which the applicable performance condition remained unsatisfied (after giving effect to the Merger) was, in accordance with its terms, forfeited to the Sovos Brands Limited Partnership as of the closing for no consideration to the applicable holder thereof and thereafter was converted into the Merger Consideration in accordance with, and subject to the terms of, the Merger Agreement.

•	Each outstanding time-based restricted stock unit of the Company (each, a “Company RSU”) was:

o	if held by a non-employee director or former service provider of the Company, cancelled and converted into the right to receive an amount (subject to applicable withholding, if any) in cash equal to: (a) the Merger Consideration; multiplied by (b) the total number of shares of Company Stock subject to such Company RSU; and

o	if held by any other person, cancelled and converted into a restricted stock unit of Campbell (a “Campbell RSU”) with respect to a number of shares of common stock of Campbell (“Campbell Common Stock”) equal to: (a) the number of shares of Company Stock subject to such Company RSU; multiplied by (b) a quotient obtained by dividing (i) the Merger Consideration, by (ii) the volume-weighted average closing price per share of Campbell Common Stock on the New York Stock Exchange for the five consecutive trading day period ending on the last trading day preceding the date of the Merger.

•	Each outstanding performance-based restricted stock unit of the Company (each, a “Company PSU”) was:

o	if held by a non-employee director or former service provider of the Company, cancelled and converted into the right to receive an amount (subject to applicable withholding, if any) in cash equal to: (a) the Merger Consideration; multiplied by (b) the total number of shares of Company Stock subject to such Company PSU, with the performance conditions deemed achieved at the target level (i.e., 100%), or if applicable under the terms of the award, the actual level of performance calculated as of the Effective Time (if greater); and

o	if held by any other person, cancelled and converted into a Campbell RSU with respect to a number of shares of Campbell Common Stock equal to: (a) the number of shares of Company Stock subject to such Company PSU, with the performance conditions deemed achieved at the target level (i.e., 100%), or if applicable under the terms of the award, the actual level of performance calculated as of the Effective Time (if greater); multiplied by (b) a quotient obtained by dividing (i) the Merger Consideration, by (ii) the volume-weighted average closing price per share of Campbell Common Stock on the New York Stock Exchange for the five consecutive trading day period ending on the last trading day preceding the date of the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2023.

The Merger Agreement has been incorporated by reference as an exhibit to this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Campbell or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (the “NASDAQ”) on March 12, 2024 that the certificate of merger had been filed with the Secretary of State of the State of Delaware and that each outstanding share of Company Stock held by the public had been cancelled and converted into the right to receive the Merger Consideration. The Company also requested that the NASDAQ suspend trading of the Company Stock after the market closed on March 12, 2024, remove the Company Stock from listing and file a Form 25 with the SEC to report the delisting of the Company Stock from the NASDAQ. Trading of the Company Stock was halted prior to the opening of the NADSAQ on March 12, 2024. The Company expects that, in accordance with the Company’s request, the NASDAQ will file a Form 25 on March 12, 2023 to provide notification of such delisting and to effect the deregistration of the Company Stock under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to terminate the registration of the Company Stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to the Company Stock.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Campbell.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, (i) each of William R. Johnson, Todd R. Lachman, Tamer Abuaita, Jefferson M. Case, Neha U. Mathur, David S. Roberts, Valarie L. Sheppard, and Vijayanthimala (Mala) Singh, the members of the board of directors of the Company immediately prior to the Effective Time, ceased to be directors of the Company at the Effective Time, and the board of directors of Merger Sub immediately prior to the Effective Time were appointed as directors of the Company as of the Effective Time; and (ii) each of Todd R. Lachman, Risa Cretella, Katie J. Gvazdinskas, Christopher W. Hall, E. Yuri Hermida, Kirk A. Jensen, Isobel A. Jones and Lisa Y. O’Driscoll, the executive officers of the Company immediately prior to the Effective Time, ceased to be officers of the Company at the Effective Time and the officers of Merger Sub immediately prior to the Effective Time were appointed as officers of the Company as of the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

As of the Effective Time, the Amended and Restated Certificate of Incorporation of the Company that was in effect immediately before the Effective Time was amended and restated to be as set forth in the form attached hereto as Exhibit 3.1. As of the Effective Time, the Amended and Restated Bylaws of the Company that were in effect immediately before the Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.2.

In accordance with the Amended and Restated Bylaws of the Company, as of the Effective Time, our fiscal year end has been changed from the last Saturday in December to the Sunday nearest to July 31.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.
2.1	Agreement and Plan of Merger, dated August 7, 2023, by and among Sovos Brands, Inc., Campbell Soup Company and Premium Products Merger Sub, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 7, 2023.
3.1	Amended and Restated Certificate of Incorporation of Sovos Brands, Inc.
3.2	Amended and Restated Bylaws of Sovos Brands, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SOVOS BRANDS, INC.

	By:	/s/ Isobel A. Jones
	Name:	Isobel A. Jones
	Title:	Secretary
Date: March 12, 2024